Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 1, 2019, Independent Bank Corp. (“Independent”), parent of Rockland Trust Company, and Blue Hills Bancorp, Inc. (“BHB”), parent of Blue Hills Bank, completed the merger (the “Merger”) in which BHB merged with and into Independent, with Independent as the surviving corporation. Each share of BHB common stock outstanding was converted into the right to receive $5.25 in cash and 0.2308 of a share of Independent's common stock. Total merger consideration consisted of approximately 6,166,383 shares of Independent common stock and an aggregate of approximately $167.4 million in cash. The transaction is accounted for as an acquisition and accordingly, BHB assets and liabilities are recorded by Independent at their fair market value as of April 1, 2019.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Independent and BHB may have appeared had the Merger been completed at the beginning of the periods presented. The unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and combined statements of income under the acquisition method of accounting with Independent as the acquirer. Under the acquisition method of accounting, BHB assets and liabilities are recorded by Independent at their fair market value as of the date that the Merger is completed. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 assumes the Merger was completed on that date. The unaudited condensed combined statement of income for the period ending December 31, 2018 assumes the Merger was completed on January 1, 2018 and the unaudited combined statement of income for the period ending March 31, 2019 assumes the Merger was completed on January 1, 2019.

The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, and income taxes. The allocations will be finalized after the data necessary to complete the appraisal and the analyses of the fair values of acquired assets and liabilities is obtained and analyzed.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Independent, which are available on the Company's 2018 Annual Report on Form 10-K and the financial statements and related notes of BHB, which are incorporated into this document by reference and included.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

Independent and Blue Hills Bancorp
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of March 31, 2019
					Unaudited
	Independent	Blue Hills	Adjustments		Pro Forma
	(Dollars in Thousands, Except Per Share Data)
Cash and short term investments	$106,748	$56,331	$(161,566)	(1)	$1,513
Securities	1,268,652	199,835	(2,899)	(2)	1,465,588
Net loans	6,911,732	2,082,785	(8,464)	(3)	8,986,053
Bank premises and equipment	98,843	18,609	5,644	(4)	123,096
Goodwill	256,105	9,160	239,072	(5)	504,337
Identifiable intangible assets	14,339	40	19,831	(6)	34,210
Other assets	341,038	147,681	(1,834)	(7)	486,885
Total assets	$8,997,457	$2,514,441	$89,784		$11,601,682

Deposits	$7,463,602	$1,925,618	$4,649	(8)	$9,393,869
Borrowings	308,040	125,000	(183)	(9)	432,857
Other liabilities	121,277	48,584	832		170,693
Stockholders' equity	1,104,538	415,239	84,486	(10)	1,604,263
Total liabilities and stockholders' equity	$8,997,457	$2,514,441	$89,784		$11,601,682

Common shares	28,137,504	26,717,432	6,166,383		34,303,887

Independent and Blue Hills Bancorp
Unaudited Pro Forma Income Statement
Year Ended December 31, 2018
					Unaudited
	Independent	Blue Hills	Adjustments		Pro Forma
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest and fees on loans	$294,452	$94,654	$1,693	(11)	$390,799
Interest and dividends on securities	26,573	8,412	580	(12)	35,565
Interest on federal funds sold and short-term investments	2,676	357	—		3,033
Total interest and dividend income	323,701	103,423	2,273		429,397
Interest expense
Interest on deposits	19,995	23,230	(2,325)	(13)	40,900
Interest on borrowings	5,541	3,437	3,606	(14)	12,584
Total interest expense	25,536	26,667	1,282		53,484
Net interest income	298,165	76,756	991		375,913
Less - Provision (credit) for loan losses	4,775	(1,118)	—		3,657
Net interest income after provision for loan losses	293,390	77,874	991		372,256
Noninterest income
Deposit account fees	18,327	1,722	—		20,049
Interchange and ATM fees	18,916	1,770	—		20,686
Investment management	26,155	—	—		26,155
Mortgage banking income	4,071	3,453	—		7,524
Increase in cash surrender value of life insurance policies	4,060	1,101	—		5,161
Other noninterest income	16,976	5,583	—		22,559
Total noninterest income	88,505	13,629	—		102,134
Noninterest expenses
Salaries and employee benefits	124,328	33,873	25,256	(15)	183,457
Occupancy and equipment expenses	27,098	8,251	(1,129)	(16)	34,220
Data processing and facilities management	5,125	4,183	—		9,308
FDIC insurance assessment	2,774	914	—		3,688
Merger and acquisition expense	2,414	1,643	33,571	(17)	37,628
Other noninterest expenses	64,230	9,232	3,612	(18)	77,074
Total noninterest expenses	225,969	58,096	61,310		345,375
Income before income taxes	155,926	33,407	(60,319)		129,015
Provision for income taxes	34,304	8,851	(18,962)	(19)	24,193
Net income	$121,622	$24,556	$(41,357)		$104,822

Basic earnings per share	$4.41	$1.01	$—		$3.10
Diluted earnings per share	$4.40	$0.98	$—		$3.10
Weighted average common shares (basic)	27,592,380	24,264,204	(18,097,821)		33,758,763
Weighted average common shares (diluted)	27,653,808	25,093,479	(18,927,096)		33,820,191

Independent and Blue Hills Bancorp
Unaudited Pro Forma Income Statement
Three Months Ended March 31, 2019
					Unaudited
	Independent	Blue Hills	Adjustments		Pro Forma
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest and fees on loans	$83,639	$25,897	$423	(11)	$109,959
Interest and dividends on securities	7,478	2,060	145	(12)	9,683
Interest on federal funds sold and short-term investments	426	145	—		571
Total interest and dividend income	91,543	28,102	568		120,213
Interest expense
Interest on deposits	7,028	6,519	(581)	(13)	12,966
Interest on borrowings	1,990	1,726	849	(14)	4,565
Total interest expense	9,018	8,245	268		17,531
Net interest income	82,525	19,857	300		102,682
Provision for loan losses	1,000	(1,927)	—		(927)
Net interest income after provision for loan losses	81,525	21,784	300		103,609
Noninterest income
Deposit account fees	4,406	396	—		4,802
Interchange and ATM fees	4,516	353	—		4,869
Investment management	6,748	—	—		6,748
Mortgage banking income	806	888	—		1,694
Increase in cash surrender value of life insurance policies	972	289	—		1,261
Other noninterest income	4,085	(12,539)	—		(8,454)
Total noninterest income	21,533	(10,613)	—		10,920
Noninterest expenses
Salaries and employee benefits	33,117	42,494	—	(15)	75,611
Occupancy and equipment expenses	7,130	2,209	(282)	(16)	9,057
Data processing and facilities management	1,326	1,101	—		2,427
FDIC insurance assessment	616	217			833
Merger and acquisition expenses	719	5,524	31,385	(17)	37,628
Other noninterest expenses	13,403	4,231	23,758	(18)	41,392
Total noninterest expenses	56,311	55,776	54,861		166,948
Income before income taxes	46,747	(44,605)	(54,561)	(19)	(52,419)
Provision for income taxes	11,522	(8,605)	(17,342)		(14,425)
Net income	$35,225	$(36,000)	$(37,219)		$(37,994)

Basic earnings per share	$1.25	$(1.46)	$—		$(1.11)
Diluted earnings per share	$1.25	$(1.41)	$—		$(1.11)
Weighted average common shares (basic)	28,106,184	24,482,263	(18,315,880)		34,272,567
Weighted average common shares (diluted)	28,160,650	25,350,725	(19,184,342)		34,327,033

Notes to Pro Forma Combined Condensed consolidated Financial Statements (Unaudited)

(1)
Represents cash paid, net of $5.8 million reclassed to merger and acquisition expense relating to the cash out of stock options. Additionally, the March 31, 2019 balances sheets already reflected the additional borrowings that were entered into by Independent to fund the transaction.

(2)	Adjustment to reflect the estimated fair value of acquired investment securities.

(3)	Adjustment to reflect acquired loans at their estimated fair value.

(4)	Adjustment to reflect bank premises and equipment values to their estimated fair value.

(5)	Adjustment to reflect approximately $248.0 million of preliminary estimated goodwill from this business transaction and eliminate BHB's goodwill.

(6)	Adjustment to reflect approximately $19.8 million of core deposit intangibles at the preliminary estimated fair value and eliminate BHB's intangible assets.

(7)	Adjustment to net deferred tax assets due to the business combination.

(8)	Adjustment to reflect the preliminary estimate of fair value on time deposits.

(9)	Calculated to reflect the fair value adjustment of borrowings at current market rates ($183,000).

(10)
Adjustment primarily reflects the elimination of BHB's stockholders' equity and the issuance of Independent common stock in the merger, inclusive of the impact of the BHB's employee stock ownership plan ("ESOP") termination expense.

(11)	Adjustment reflects the yield adjustment for interest income on loans.

(12)	Adjustment reflects the yield adjustment for interest income on investment securities.

(13)	Adjustment reflects the yield adjustment for interest expense on deposits.

(14)	Adjustment reflects the yield adjustment for interest expense on borrowings for the fair value mark on borrowings as well as additional borrowings of $125.0 million used to fund the transaction.

(15)
Estimated expenses associated with the termination and final allocation of BHB's employee stock ownership plan ("ESOP") are approximately $25.3 million (based on the BHB stock price of $23.90 as of March 29, 2019). Amounts already reflected in the three months ended March 31, 2019 income statement.

(16)	Adjustment reflects the estimated net increase associated with the fair value adjustment for the acquired bank premises and equipment.

(17)
Estimated merger costs of $29.0 million (net of $8.6 million of taxes) are included in the pro forma financial statements. Some cost estimates for both Independent and BHB are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows:

Change in control contract and severance contracts	$11,833
Professional and legal fees	9,350
Vendor and system contract terminations	7,467
Stock option cashout expense	5,846
Facilities terminations	720
Other acquisition related expenses	2,412
Pre-tax merger costs	37,628
Taxes	8,581
Total merger costs	$29,047

(18)	Adjustment reflects the net increase in amortization of other intangible assets for the acquired other intangible assets.

(19)	Adjustment represents income tax expense on the pro-forma adjustments at the estimated rate of 28.12%, less nondeductible merger and acquisition amounts.